      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1995


                                                       REGISTRATION NO. 33-55953

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                Amendment No. 1


                                       To


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                               ------------------
                         AVCO FINANCIAL SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   Delaware                                         13-2530491
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)
              600 Anton Boulevard                                      92628
            Costa Mesa, California                                  (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



        Registrant's telephone number, including area code: 714-553-1200

                               ------------------


            HERBERT F. SMITH, Esq.                         Copies of Communications to:
                General Counsel                                DAVID P. BICKS, Esq.
         AVCO FINANCIAL SERVICES, INC.                LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
              600 Anton Boulevard                              125 West 55th Street
         Costa Mesa, California 92628                      New York, New York 10019-5389
    (NAME AND ADDRESS OF AGENT FOR SERVICE)


                               ------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
                               ------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
                               ------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                      PROPOSED
                                                      PROPOSED        MAXIMUM
          TITLE OF EACH                               MAXIMUM        AGGREGATE       AMOUNT OF
       CLASS OF SECURITIES           AMOUNT TO     OFFERING PRICE     OFFERING      REGISTRATION
         TO BE REGISTERED         BE REGISTERED(1)   PER UNIT(2)      PRICE(2)         FEE(3)
------------------------------------------------------------------------------------------------

Debt Securities and Warrants to
  purchase Debt Securities........  $1,500,000,000       100%      $1,500,000,000     $517,242

================================================================================================

     (1) Or, if any Debt Securities are issued at original issue discount, such greater amount as may result in the initial offering prices for Debt Securities and Warrants aggregating $1,500,000,000.
     (2) Estimated solely for the purpose of determining the registration fee. Any offering of Debt Securities or Warrants denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities or Warrants from the registrant.

     (3) Previously paid.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                            ------------------------



     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein constitutes a combined Prospectus relating also to $247,205,000 unsold principal amount of Debt Securities and Warrants to purchase Debt Securities registered pursuant to Registration Statement No. 33-50547.

================================================================================

                         AVCO FINANCIAL SERVICES, INC.
                                DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

                               ------------------


     The Company from time to time may issue in one or more series its unsecured debt securities ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and the Warrants being herein collectively called the "Securities") for proceeds up to $1,747,205,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit. The Debt Securities of each series will be offered on terms determined at the time of sale. The Debt Securities and Warrants may be sold for U.S. dollars, foreign currencies or foreign currency units, and the principal of and any interest on the Debt Securities may be payable in U.S. dollars, foreign currencies or foreign currency units. The specific designation, aggregate principal amount, the currency or currency unit for which the Securities may be purchased, the currency or currency unit in which the principal and any interest is payable, the rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms, any exchange or conversion terms or other specific terms of the series of Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, exercise price, duration, detachability and other terms of the Warrants.


     The Securities may be sold through underwriters or dealers or may be sold by the Company directly or through agents designated from time to time. The names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and their compensation are set forth in the Prospectus Supplement.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------


                  The date of this Prospectus is May   , 1995

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                                ---------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statements and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     The Company intends to publish annual reports with financial information that has been audited and reported upon, with an opinion expressed, by independent auditors. These reports will not be distributed to holders of the Securities but will be available to them upon request.

                      DOCUMENTS INCORPORATED BY REFERENCE


     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and its Current Report on Form 8-K dated May 1, 1995, heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934, are incorporated herein by reference. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST BY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO: AVCO FINANCIAL SERVICES, INC., 600 ANTON BOULEVARD, P.O. BOX 5011, COSTA MESA, CALIFORNIA 92628-5011, ATTENTION:
SECRETARY (714-445-7860).

                                  THE COMPANY

     Avco Financial Services, Inc. (the "Company"), organized under the laws of Delaware on July 17, 1964, is the successor to the finance business of Seaboard Finance Company, originally established in 1927, and the finance business of Delta Acceptance Corporation Limited, originally established in 1954. All the Company's outstanding capital stock is owned by Textron Inc., a Delaware corporation. Unless the context otherwise requires, the term "Company" herein refers to Avco Financial Services, Inc. and its consolidated subsidiaries.


     The Company is principally engaged in consumer finance and insurance activities. The Company's finance operations mainly involve loans made by the Avco Financial Services Group consisting of consumer loans, which are unsecured or secured by personal property and are in relatively small amounts and for relatively short periods; real estate loans, which are secured by real property and are in larger amounts and for considerably longer periods; and retail installment contracts, principally covering personal property. As of December 31, 1994 the Company operated 1,198 finance offices located in all states of the United States (except Arkansas, Kansas, Maine, Michigan, Mississippi, Oklahoma, Texas and Vermont), the Commonwealth of Puerto Rico, the Virgin Islands, all Canadian provinces and the Yukon Territory, six Australian states and the Australian Capital Territory, Hong Kong, New Zealand, Spain and the United Kingdom. The Company's insurance business consists primarily of the sale of credit life, credit disability and casualty insurance offered by various subsidiaries (Avco Insurance Services Group), a significant part of which is directly related to its finance activities.



     The Company's principal executive offices are located at 600 Anton Boulevard, P.O. Box 5011, Costa Mesa, California 92628-5011 (tel. 714-553-1200 or, after July 1, 1995, 714-435-1200).


RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of the Company for the periods indicated:


                                             THREE MONTHS
                                                ENDED
        YEAR ENDED DECEMBER 31,               MARCH 31,
----------------------------------------     ------------
1990     1991     1992     1993     1994         1995
----     ----     ----     ----     ----         ----
1.5      1.5      1.5      1.7      1.7           1.6


     The ratios of earnings to fixed charges represent the number of times fixed charges (interest and debt expense [without adjustments for discounts or premiums from the repurchase of debt securities] and one-third of all rent and related costs, considered to represent an appropriate interest factor, charged to income) are covered by earnings from operations before income taxes, extraordinary item, cumulative effect of changes in accounting principles and fixed charges.

                            APPLICATION OF PROCEEDS

     Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, the net proceeds from the sale of the Securities will be added to the general funds of the Company and will be applied initially to the reduction of short-term commercial paper borrowings incurred in the ordinary course of the financing activities of the Company. Additional financing which may be required from time to time will be effected through such means as the Company deems appropriate at the time. The amount of further financing, as well as the purposes for which the proceeds thereof will be used, cannot now be determined.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute senior debt of the Company and will be issued under one or more separate indentures described below (each an "Indenture"), in each case between the Company and a banking institution organized under the laws of the United States of America or of any State thereof (each a "Trustee"). The following summary of certain provisions of the Indentures does not purport to be complete and is qualified in its entirety by reference to the applicable Indenture, a copy of which is filed as an exhibit to the Registration Statement. All article and section references appearing herein are to articles and sections of the applicable Indenture, and all capitalized terms have the meanings specified in the applicable Indenture.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. None of the Indentures limits the amount of Debt Securities which may be issued thereunder and each Indenture provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. (Article Three) The Indentures do not contain any covenant or other provision that is specifically intended to afford any Holder special protection in the event of a highly leveraged transaction. Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Debt Securities being offered thereby: (i) the title of the Debt Securities; (ii) the designation, aggregate principal amount and authorized denominations of such Debt Securities;
(iii) the percentage of their principal amount at which such Debt Securities will be issued; (iv) the currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Debt Securities may be payable; (v) the date on which such Debt Securities will mature; (vi) the rate per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate; (vii) the dates on which such interest, if any, will be payable and the record dates for such payment dates; (viii) the Trustee under the Indenture pursuant to which the Debt Securities are to be issued; (ix) any redemption terms; and (x) any exchange or conversion terms or other specific terms.

     If any of the Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, principal, premium, if any, and interest, if any, are to be payable at the Corporate Trust Office of the Trustee or its successors in The City of New York, or at the office or agency of the Company maintained for such purposes in the Borough of Manhattan, The City of New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the persons in whose names the Debt Securities are registered at the close of business on the day specified in the Prospectus Supplement accompanying this Prospectus. (sec. 3.12)

     The Debt Securities will be issued only in fully registered form without coupons. (sec. 3.02) Such Debt Securities will be exchangeable for other Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the Corporate Trust Office of the Trustee or at any other office or agency of the Company maintained for that purpose. No charge will be made to the Holder for any such exchange or transfer except for any tax or governmental charge incidental thereto. (sec. 3.05) If so specified in the Prospectus Supplement which accompanies this Prospectus, the Company may provide for the issuance of uncertificated Debt Securities in addition to or in place of certificated Debt Securities and for the issuance of one or more Global Securities denominated in an amount equal to all or a portion of the aggregate principal amount of the series of Debt Securities.

     Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

     None of the Company's outstanding debt is, and the Debt Securities will not be, guaranteed by Textron Inc.

CERTAIN RESTRICTIVE PROVISIONS

     None of the Indentures limits the amount of indebtedness which may be incurred by the Company or its Subsidiaries but each Indenture contains a covenant that neither the Company nor any of its Domestic Finance Subsidiaries or Domestic Insurance Subsidiaries will suffer to exist any lien upon its assets or acquire assets subject to any lien, except (i) liens for taxes and governmental charges not yet due or being contested in good faith; (ii) incidental liens other than in connection with the borrowing of money or obtaining of credit; (iii) liens securing obligations of a Domestic Finance Subsidiary or Domestic Insurance Subsidiary to the Company or another Domestic Finance Subsidiary or Domestic Insurance Subsidiary; (iv) certain liens on acquired property; and (v) conditional sales or title retention agreements and other security devices affecting certain acquired property. (sec. 12.08) In addition, each Indenture provides that neither the Company nor any Subsidiary will make any loan to, or enter into any other transaction with, an Affiliate on terms and conditions less favorable to the Company or such Subsidiary than the terms and conditions which would apply in a similar transaction with an unaffiliated party, provided that this covenant will not apply to transactions involving the Company and its Subsidiaries exclusively. (sec. 12.09) The Holders of 66 2/3% in principal amount of the Debt Securities at the time Outstanding of each series which is affected thereby, may waive from time to time compliance by the Company with the foregoing restrictive covenants. (sec. 12.11)

MODIFICATION OF THE INDENTURES

     Modifications and amendments of any Indenture may be made by the Company and the applicable Trustee with the consent of the Holders of 66 2/3% in principal amount of each series of the Debt Securities at the time Outstanding under such Indenture which is affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Debt Security affected thereby: (i) modify the terms of payment of principal, premium, if any, or interest; (ii) reduce the above stated percentage of Holders of Debt Securities necessary to modify or amend such Indenture or waive compliance by the Company with any restrictive covenant; or (iii) subordinate the indebtedness evidenced by the Debt Securities to any indebtedness of the Company. (sec. 11.02)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Except as may otherwise be set forth in the Prospectus Supplement, each Indenture provides that the following are Events of Default thereunder with respect to any series of Debt Securities issued thereunder; default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; default for 30 days in the payment of any installment of interest on any Debt Security of such series; default for 60 days after written notice in the performance of any other covenant in respect of the Debt Securities of such series contained in such Indenture; certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or its property; an event of default with respect to any other series of Debt Securities outstanding under such Indenture or as defined in any other indenture or instrument evidencing or under which the Company has outstanding any indebtedness for borrowed money, as a result of which indebtedness of the Company shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof; and any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which such series of Debt Securities is issued. (sec. 7.01) An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under the same or another Indenture. The

Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding in the interests of such Holders. (sec. 8.02)

     If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the Trustee or the Holders of 25% in aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all the Debt Securities of such series to be due and payable immediately. (sec. 7.02)

     Each Indenture contains a provision entitling the Trustee to be indemnified by the Holders of Debt Securities issued thereunder before proceeding to exercise any right or power under such Indenture at the request of any Holders. (sec. 8.03) Each Indenture provides that the Holders of a majority in principal amount of the Outstanding Debt Securities of any series issued thereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, with respect to the Debt Securities of such series. (sec. 7.12) The right of the Holder to institute a proceeding with respect to the applicable Indenture is subject to certain conditions precedent including notice and indemnity to the applicable Trustee, but each Holder has an absolute right to receipt of principal, premium, if any, and interest at the respective Stated Maturities (or, in the case of redemption, on the Redemption Date) or to institute suit for the enforcement thereof. (secs. 7.07 and 7.08)

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest, if any, or sinking fund payments, if any, on any Debt Security of such series and (b) a default in respect of a covenant or provision of the applicable Indenture which cannot be amended or modified without the consent of the Holder of each Outstanding Debt Security affected. (sec. 7.13)

     Each Indenture requires the Company to furnish to the applicable Trustee annual statements as to the fulfillment by the Company of its obligations under such Indenture. (secs. 9.04 and 12.06)

CONCERNING THE TRUSTEES

     Business and other relationships (including other trusteeships) between the Company and its affiliates and each Trustee under any Indenture pursuant to which any of the Debt Securities to which the Prospectus Supplement accompanying this Prospectus relates are described in such Prospectus Supplement.

                            DESCRIPTION OF WARRANTS

     The following statements with respect to the Warrants are summaries of, and subject to, the detailed provisions of one or more separate Warrant Agreements (each a "Warrant Agreement") between the Company and one or more banking institutions organized under the laws of the United States of America or any State thereof, as Warrant Agent (each a "Warrant Agent"), a form of which is filed as an exhibit to the Registration Statement.

GENERAL

     The Warrants, evidenced by Warrant Certificates (the "Warrant Certificates") may be issued under a Warrant Agreement independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. If Warrants are offered, the Prospectus Supplement will describe the terms of the Warrants, including the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Warrants; (iii) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security; (iv) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable;
(v) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (vi) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (vii) federal income tax consequences; (viii) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form; and (ix) any other terms of the Warrants.

     Warrant Certificates may be exchanged for new Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Warrant Agent or any Co-Warrant Agent, which will be listed in the Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Debt Securities (except to the extent that the consent of Warrantholders may be required for certain modifications of the terms of an Indenture and the series of Debt Securities issuable upon exercise of the Warrants) and are not entitled to payments of principal and interest, if any, on such Debt Securities.

EXERCISE OF WARRANTS

     Warrants may be exercised by surrendering the Warrant Certificate at the corporate trust office of the Warrant Agent or at the corporate trust office of the Co-Warrant Agent, if any, with the form of election to purchase on the reverse side of the Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon exercise of Warrants, the Warrant Agent will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the exercising Warrantholder and at the sole cost and risk of such holder. If less than all of the Warrants evidenced by the Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities (i) through underwriters or dealers;
(ii) directly to one or more institutional purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Securities being offered thereby sets forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Company's Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of the Debt Securities, the Company may utilize the services of another entity to conduct an electronic "dutch auction" of the Debt Securities among potential purchasers who are eligible to participate in the auction of such Securities, as described in the Prospectus Supplement.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                            LEGAL AND AUDIT OPINIONS


     Certain legal matters in connection with the Securities being offered hereby will be passed upon for the Company by its Senior Vice President, Secretary and General Counsel, Herbert F. Smith, Esq., 600 Anton Boulevard, P.O. Box 5011, Costa Mesa, California 92628-5011, and for any underwriters or agents by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, 125 West 55th Street, New York, New York 10019.



     The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


      Filing Fee--Securities and Exchange Commission......................   $  517,242
      Accounting Fees and Expenses........................................       30,000*
      Legal Fees..........................................................         None
      Printing and Engraving..............................................      125,000*
      Trustee's and Warrant Agent's Fees..................................      100,000*
      Rating Agency Fees..................................................    1,300,000*
      Blue Sky Fees and Expenses..........................................       40,000*
      Miscellaneous.......................................................       25,000*
                                                                             ----------
                Total.....................................................   $2,137,242
                                                                             ==========
      ---------------
      * Estimated subject to future contingencies.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil or criminal, administrative or investigative, because he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify for expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The person claiming indemnification must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. An adjudication of negligence or misconduct in the performance of his duty to the corporation may be a bar to a claim for indemnification.

     The By-Laws of Textron Inc. and Section 317 of the California Corporations Code also provide for indemnification of directors and officers under certain conditions.

     The directors and officers of the registrant are covered by directors' and officers' insurance policies relating to Textron Inc. and its subsidiaries.

     Any underwriters, dealers or agents referred to in the Prospectus contained in this Registration Statement will agree to indemnify the registrant's directors and its officers who signed the Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to the registrant by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS


        EXHIBIT
          NO.                               DESCRIPTION OF INSTRUMENT
        -------                             -------------------------
           *1(a)      -- Form of Underwriting Agreement.
          **1(b)      -- Form of Distribution Agreement (Medium-Term Notes).
           *4(a)      -- Avco Financial Services, Inc. Standard Multiple-Series Indenture
                         Provisions dated May 11, 1984.
           *4(b)      -- Form of Indenture dated as of May 15, 1984, between the Company and
                         Chemical Bank, as Trustee.
        ***4(b)(i)    -- Form of First Supplemental Indenture dated as of March 1, 1991 to
                         Indenture referred to in Exhibit 4(b).

     EXHIBIT
       NO.                                   DESCRIPTION OF INSTRUMENT
                      ------------------------------------------------------------------------


            *4(c)     -- Form of Indenture dated as of May 15, 1984, between the Company and
                      The Chase Manhattan Bank (National Association), as Trustee.
          ***4(c)(i)  -- Form of First Supplemental Indenture dated as of March 1, 1991 to
                      Indenture referred to in Exhibit 4(c).
           ++4(c)(ii) -- Form of Second Supplemental Indenture dated as of August 27, 1991 to
                      Indenture referred to in Exhibit 4(c).
            *4(d)     -- Form of Indenture dated as of May 15, 1984, between the Company and
                      Bankers Trust Company, as Trustee.
       *****4(d)(i)   -- Form of First Supplemental Indenture dated as of January 15, 1989 to
                      Indenture referred to in Exhibit 4(d).
          ***4(d)(ii) -- Form of Second Supplemental Indenture dated as of March 1, 1991 to
                      Indenture referred to in Exhibit 4(d).
       *****4(e)      -- Form of Indenture dated as of January 15, 1989, between the Company and Harris Trust and Savings Bank, as Trustee.
          ***4(e)(i)  -- Form of First Supplemental Indenture dated as of March 1, 1991 to
                      Indenture referred to in Exhibit 4(e).
      ******4(e)(ii)  -- Form of Second Supplemental Indenture dated as of March 1, 1991 to
                      Indenture referred to in Exhibit 4(e).
     *******4(f)      -- Form of Indenture dated as of September 15, 1992, between the Company and The Bank of New York, as Trustee.
     *******4(g)      -- Form of Indenture dated as of September 15, 1992, between the Company and Citibank, N.A., as Trustee.
     *******4(h)      -- Form of Indenture dated as of September 15, 1992 between the Company and The First National Bank of Chicago, as Trustee.
   ********4(i)       -- Form of Indenture dated as of October 1, 1993 between the Company and
                        BankAmerica National Trust Company, as Trustee.
   ********4(j)       -- Form of Indenture dated as of October 1, 1994 between the Company and
                      Mellon Bank, N.A., as Trustee.
            +4(k)     -- Form of Indenture to be dated as of October 15, 1994 between the
                      Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
                      [The form or forms of Debt Securities, with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.]
        ****4(l)      -- Form of Warrant Agreement(s) to be entered into between the Company and one or more banking institutions organized under the laws of the
                        United States of America or any State thereof, as Warrant Agent.
            +5        -- Opinion and consent of Herbert F. Smith, Esq., General Counsel for the Company.
 *********12(a)       -- Statement of Computation of Number of Times Fixed Charges Earned for
                      the five years ended December 31, 1994.
**********12(b)       -- Statement of Computation of Number of Times Fixed Charges Earned for
                      the three months ended March 31, 1995.
        ++23          -- Consent of Ernst & Young LLP. The Consent of Herbert F. Smith, Esq.
                      is included in his opinion referred to in Exhibit 5 above.
          +24         --Powers of Attorney.
        ++25(a)       -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
                      1939 of Chemical Bank, Trustee.
        ++25(b)       -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
                      1939 of The Chase Manhattan Bank (National Association), Trustee.
        ++25(c)       -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
                      1939 of Bankers Trust Company, Trustee.

     EXHIBIT
       NO.                                   DESCRIPTION OF INSTRUMENT
                      ------------------------------------------------------------------------

        ++25(d)       -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
                      1939 of Harris Trust and Savings Bank, Trustee.
          ++25(e)     -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
                      1939 of The Bank of New York, Trustee.
          ++25(f)     -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
                      1939 of Citibank, N.A., Trustee.
          ++25(g)     -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
                      1939 of The First National Bank of Chicago, Trustee.
          ++25(h)     -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
                      1939 of BankAmerica National Trust Company, Trustee.
          ++25(i)     -- Form T-1, Statement of Eligibility under the Trust Indenture Act of
                      1939 of Mellon Bank, N.A., Trustee.


------------
           * Incorporated by reference to the Company's Registration Statement No. 2-91039.

          ** Incorporated by reference to the Company's Current Report on Form
             8-K dated October 12, 1994 (File No. 0-6119).


        *** Incorporated by reference to the Company's Registration Statement
            No. 33-39351.


       **** Incorporated by reference to the Company's Registration Statement
            No. 33-2375.


      ***** Incorporated by reference to the Company's Registration Statement
            No. 33-26747.


     ****** Incorporated by reference to the Company's Current Report on Form
            8-K dated August 27, 1991 (File No. 0-6119)


   ******* Incorporated by reference to the Company's Registration Statement No.
           33-52284.


  ******** Incorporated by reference to the Company's Registration Statement No.
           33-50547.


 ********* Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-6119).


********** Incorporated by reference to the Company's Quarterly Report on Form
           10-Q for the quarter ended March 31, 1995 (File No. 0-6119).


          + Previously filed.


        ++ Filed herewith.


ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF IRVINE, STATE OF CALIFORNIA, ON THE 22ND DAY OF MAY, 1995.

                                                        AVCO FINANCIAL SERVICES,
                                                                  INC.


                                          By       /s/ WARREN R. LYONS

                                             ...................................

                                            TITLE: PRESIDENT



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 22ND DAY OF MAY, 1995.



          SIGNATURE                          TITLE
------------------------------    ----------------------------

     /s/  WARREN R. LYONS         President and Director
 ............................       (Principal Executive
      (WARREN R. LYONS)             Officer)
              *                   Executive Vice President,
 ............................       Treasurer and Director
        (RONALD BUKOW)              (Principal Financial
                                    Officer)

              *                   Executive Vice President,
 ............................       Controller and Director
        (GARY L. FITE)              (Principal Accounting
                                    Officer)

              *                   Director
 ............................
       (L. B. CAMPBELL)

                                  Director
 ............................
     (GAYLORD E. FRANCIS)

                                  Director
 ............................
     (JAMES F. HARDYMON)

                                  Director
 ............................
     (WILLIAM J. PEARSON)

                                  Director
 ............................
      (MARK A. SCHIMBOR)

                                  Director
 ............................
   (EUGENE R. SCHUTT, JR.)

          SIGNATURE                          TITLE
------------------------------    ----------------------------



              *                   Director
 ............................
      (HERBERT F. SMITH)

              *                   Director
 ............................
       (JOHN C. SPENCE)

              *                   Director
 ............................
        (R. A. WATSON)


*By       /s/ HERBERT F. SMITH
       ...............................
 (HERBERT F. SMITH, ATTORNEY-IN-FACT)
              (DIRECTOR)

                               INDEX TO EXHIBITS


                                                                                    SEQUENTIALLY
      EXHIBIT                                                                        NUMBERED
       NUMBER                                     EXHIBIT                              PAGE
--------------------   ------------------------------------------------------------------------
            *1(a)      -- Form of Underwriting Agreement............................
           **1(b)      -- Form of Distribution Agreement (Medium-Term Notes)........
            *4(a)      -- Avco Financial Services, Inc. Standard Multiple-Series
                       Indenture Provisions dated May 11, 1984......................
            *4(b)      -- Form of Indenture dated as of May 15, 1984, between the
                       Company and Chemical Bank, as Trustee........................
          ***4(b)(i)   -- Form of First Supplemental Indenture dated as of March 1,
                       1991 to Indenture referred to in Exhibit 4(b)................
            *4(c)      -- Form of Indenture dated as of May 15, 1984, between the
                       Company and The Chase Manhattan Bank (National Association),
                         as Trustee.................................................
          ***4(c)(i)   -- Form of First Supplemental Indenture dated as of March 1,
                       1991 to Indenture referred to in Exhibit 4(c)................
           ++4(c)(ii)  -- Form of Second Supplemental Indenture dated as of August
                       27, 1991 to Indenture referred to in Exhibit 4(c)............
            *4(d)      -- Form of Indenture dated as of May 15, 1984, between the
                       Company and Bankers Trust Company, as Trustee................
       *****4(d)(i)    -- Form of First Supplemental Indenture dated as of January
                       15, 1989 to Indenture referred to in Exhibit 4(d)............
          ***4(d)(ii)  -- Form of Second Supplemental Indenture dated as of March 1,
                       1991 to Indenture referred to in Exhibit 4(d)................
       *****4(e)       -- Form of Indenture dated as of January 15, 1989, between the Company and Harris Trust and Savings Bank, as Trustee....
          ***4(e)(i)   -- Form of First Supplemental Indenture dated as of March 1,
                       1991 to Indenture referred to in Exhibit 4(e)................
      ******4(e)(ii)   -- Form of Second Supplemental Indenture dated as of March 1,
                       1991 to Indenture referred to in Exhibit 4(e)................
     *******4(f)       -- Form of Indenture dated as of September 15, 1992, between the Company and The Bank of New York, as Trustee.............
     *******4(g)       -- Form of Indenture dated as of September 15, 1992, between the Company and Citibank, N.A., as Trustee...................
     *******4(h)       -- Form of Indenture dated as of September 15, 1992 between the Company and The First National Bank of Chicago, as
                         Trustee.
   ********4(i)        -- Form of Indenture dated as of October 1, 1993 between the
                       Company and BankAmerica National Trust Company, as Trustee...
   ********4(j)        -- Form of Indenture dated as of October 1, 1994 between the
                       Company and Mellon Bank, N.A., as Trustee....................
            +4(k)      -- Form of Indenture to be dated as of October 15, 1994
                       between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of
                         the Trust Indenture Act of 1939 ...........................
                       [The form or forms of Debt Securities, with respect to each particular offering will be filed as an exhibit to a Current
                         Report on Form 8-K and incorporated herein by
                         reference] ................................................

                                                                                    SEQUENTIALLY
      EXHIBIT                                                                        NUMBERED
       NUMBER                                     EXHIBIT                              PAGE
--------------------   ------------------------------------------------------------------------
        ****4(l)       -- Form of Warrant Agreement(s) to be entered into between the Company and one or more banking institutions organized under the laws of the United States of America or any State thereof, as Warrant Agent .................................
            +5         -- Opinion and consent of Herbert F. Smith, Esq., General
                       Counsel for the Company .....................................
 *********12(a)        -- Statement of Computation of Number of Times Fixed Charges
                         Earned for the five years ended December 31, 1994 .........
**********12(b)        -- Statement of Computation of Number of Times Fixed Charges
                         Earned for the three months ended March 31, 1995 ..........
          ++23         -- Consent of Ernst & Young LLP. The Consent of Herbert F.
                       Smith, Esq. is included in his opinion referred to in Exhibit
                         5 above ...................................................
           +24         --Powers of Attorney.........................................
          ++25(a)      -- Form T-1, Statement of Eligibility under the Trust
                       Indenture Act of 1939 of Chemical Bank, Trustee..............
          ++25(b)      -- Form T-1, Statement of Eligibility under the Trust
                       Indenture Act of 1939 of The Chase Manhattan Bank (National
                         Association), Trustee......................................
          ++25(c)      -- Form T-1, Statement of Eligibility under the Trust
                       Indenture Act of 1939 of Bankers Trust Company, Trustee......
          ++25(d)      -- Form T-1, Statement of Eligibility under the Trust
                       Indenture Act of 1939 of Harris Trust and Savings Bank,
                         Trustee....................................................
          ++25(e)      -- Form T-1, Statement of Eligibility under the Trust
                       Indenture Act of 1939 of The Bank of New York, Trustee.......
          ++25(f)      -- Form T-1, Statement of Eligibility under the Trust
                       Indenture Act of 1939 of Citibank, N.A., Trustee.............
          ++25(g)      -- Form T-1, Statement of Eligibility under the Trust
                       Indenture Act of 1939 of The First National Bank of Chicago,
                         Trustee....................................................
          ++25(h)      -- Form T-1, Statement of Eligibility under the Trust
                       Indenture Act of 1939 of BankAmerica National Trust Company,
                         Trustee....................................................
          ++25(i)      -- Form T-1, Statement of Eligibility under the Trust
                       Indenture Act of 1939 of Mellon Bank, N.A., Trustee..........


------------
           * Incorporated by reference to the Company's Registration Statement No. 2-91039.

          ** Incorporated by reference to the Company's Current Report on Form
             8-K dated October 12, 1994 (File No. 0-6119).


        *** Incorporated by reference to the Company's Registration Statement
            No. 33-39351.


       **** Incorporated by reference to the Company's Registration Statement
            No. 33-2375.


      ***** Incorporated by reference to the Company's Registration Statement
            No. 33-26747.


     ****** Incorporated by reference to the Company's Current Report on Form
            8-K dated August 27, 1991 (File No. 0-6119).


   ******* Incorporated by reference to the Company's Registration Statement No.
           33-52284.


  ******** Incorporated by reference to the Company's Registration Statement No.
           33-50547.


 ********* Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 0-6119).


********** Incorporated by reference to the Company's Quarterly Report on Form
           10-Q for the quarter ended March 31, 1995 (File No 0-6119).

           + Previously filed.
          ++ Filed herewith.